EXHIBIT 15.2

[Letterhead of Commerce & Finance Law Offices]

June 26, 2006

Ctrip.com International, Ltd.

3F, Building 63-64

No. 421 Hong Cao Road

Shanghai 200233, People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors,” “PRC Government Regulations” and “Related Party Transactions” in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices